UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PENNROCK FINANCIAL SERVICES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                                1)             Title of each class of securities to which transaction applies:

                                                2)             Aggregate number of securities to which transaction applies:

3)                                      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                                4)             Proposed maximum aggregate value of transaction:

                                                5)             Total fee paid:

                                                ☐            Fee paid previously with preliminary materials.

☐                                    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1) Amount Previously Paid:

              2) Form, Schedule or Registration Statement No.:

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              4) Date Filed:

This filing contains “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995, which is based on the current expectations, estimates and projections of Community Bank, Inc. ("Community") and PennRock Financial Services Corp. ("PennRock") about future events and financial trends affecting the financial condition of their businesses.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  Community and PennRock undertake no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

PennRock urges its shareholders, as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger. This proxy statement/prospectus will contain important information about Community, PennRock, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at http://www.sec.gov. It will also be available for free from Community and PennRock. You may direct such a request to either of the following persons:

Patricia E. Hoch, Senior Vice President and Secretary	Shannan Guthrie, Investor Relations Officer
750 East Park Drive Harrisburg, Pennsylvania 17111 Phone: (717) 920-1698	1060 Main St. Blue Ball, Pennsylvania 17506 Phone: (717) 354-3612

In addition to the proposed registration statement and proxy statement/prospectus, Community and PennRock file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or PennRock at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Community’s and PennRock’s filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at http://www.sec.gov.

Community, PennRock and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2004, previously filed with the SEC. These documents are available for free on the SEC’s website at http://www.sec.gov and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.  INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

THE FOLLOWING IS A LETTER THAT WAS DISTRIBUTED TO SHAREHOLDERS ON NOVEMBER 29, 2004 BY PENNROCK FINANCIAL SERVICES CORP.

November 17, 2004

Dear Shareholder,

                I would like to inform you that on November 16, 2004, the PennRock Board of Directors voted to enter into a definitive Merger Agreement with Community Banks, Inc. in which Community and PennRock will combine under Community’s Charter.

                If approved by the shareholders of both organizations and by the appropriate regulators, each shareholder of PennRock will receive 1.4 shares of Community common stock in exchange for each share of PennRock common stock.  Based upon Community’s closing price prior to the announcement, the value of the transaction is over $340 million and represents a price of $44.05 for each share of PennRock stock.  Based upon PennRock’s closing price on November 15, 2004, this represents a market premium of almost 49%.  Our shareholders also will own about 46% of the combined entity.  We expect that we will call a shareholder meeting to approve the transaction with Community late in the first quarter or early in the second quarter of 2005; closing should occur before the end of the second quarter of 2005.

                Community is an excellent performer located in an adjacent market.  The combination will produce a strong, central Pennsylvania competitor.  The PennRock team also will have a significant affect on the management of Community.  Six of PennRock’s directors will join the Community Board of Directors, which will represent 40% of the board seats.  In addition, our senior management team will be offered responsible positions at Community.  Personally, I have agreed to assist Community in the transition and integration through 2006.

                Although our shareholders will receive a significant premium on their stock, we also believe that we have achieved a transaction that is beneficial to all our corporate constituencies, including, most importantly, our customers and employees.  Because there is no overlap between our market areas, there will be no branch consolidations.  We will continue to operate under the Blue Ball Bank name at all of our existing branches for a period of at least two years.  In addition, our existing operations center will continue as a combined operations center for Community with respect to several important functions.  Both of these steps will result in significantly less employee attrition than is the case in the typical bank holding company merger.

                Finally, Community is a company that shares our corporate culture and values, our focus on personal service and community banking, and our strong commitment to Central Pennsylvania.  We look forward to a bright future as a combined company.

                You may read more about the proposed transaction on our website: www.pennrock.com.

                                                                                                Sincerely,

                                                                                                Melvin Pankuch

                                                                                                Executive Vice President and

                                                                                                Chief Executive Officer

About the Merger

This letter contains “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community’s and PennRock’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of their businesses.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  Community and PennRock undertake no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.

Community urges its shareholders and the shareholders of PennRock Financial Services Corp., as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger. This proxy statement/prospectus will contain important information about Community, PennRock, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at <http://www.sec.gov>. It will also be available for free from Community and PennRock. You may direct such a request to either of the following persons:

Patricia E. Hoch, Senior Vice President and Secretary	Shannan Guthrie, Investor Relations Officer
750 East Park Drive Harrisburg, Pennsylvania 17111 Phone: (717) 920-1698	1060 Main St. Blue Ball, Pennsylvania 17506 Phone: (717) 354-3612

In addition to the proposed registration statement and proxy statement/prospectus, Community and PennRock file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or PennRock at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Community’s and PennRock’s filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at <http://www.sec.gov>.

Community, PennRock and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2004, previously filed with the SEC. These documents are available for free on the SEC’s website at <http://www.sec.gov> and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.  INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.